                                                                   EXHIBIT 10.16



                             AMENDMENT NO. 1 TO THE
                           NOBLE DRILLING CORPORATION
                  AMENDED AND RESTATED THRIFT RESTORATION PLAN


         Pursuant to the provisions of Section 4.1 thereof, the Noble Drilling Corporation Amended and Restated Thrift Restoration Plan as executed on March 17, 1995, to be effective as of April 5, 1994 (the "Plan"), is hereby amended in the following respects only:

         FIRST: Section 1.1(h) of the Plan is hereby amended by restatement in its entirety to read as follows:

                  (h) "Eligible Employee" means, with respect to a Plan Year, any employee of an Employer (i) whose annual base salary as of the first day of such year (as estimated by the Committee during the Election Period for such year) will be at least equal to the greater of $80,000 or the compensation threshold amount applicable in determining a highly compensated employee for such year under Section 414(q)(1) of the Internal Revenue Code, and (ii) who is designated by the Committee as an Eligible Employee for such year for the purposes of this Plan.

         SECOND: The reference to "10%" in Section 3.1(ii) of the Plan is hereby amended to refer to "12%".

         THIRD: Section 4.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

                  Section 4.1 Amendment and Termination. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or any Employer's participation hereunder; provided, however, that no such amendment or termination shall reduce the amounts actually credited to a Participant's Accounts as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected Participant. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose.

         IN WITNESS WHEREOF, this Amendment has been executed this 29th day of January, 1998, to be effective as of January 1, 1998.


                                             NOBLE DRILLING CORPORATION



                                             By /s/ James C. Day
                                                --------------------------------
                                                Title:  Chairman, President and
                                                Chief Executive Officer